UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2009 (February 4, 2009)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(i)           On February 4, 2009, the Compensation Committee (the “Committee”) of Linn Energy, LLC’s (the “Company”) Board of Directors approved changes in salary for the executive officers of the Company, effective as of February 27, 2009. Additionally, the Committee approved 2008 discretionary cash bonuses and grants of restricted units and options under the Company’s Amended and Restated Long Term Incentive Plan. The following table sets forth the 2009 salaries, 2008 discretionary bonuses, restricted unit grants and option grants of each such executive officer that was a named executive officer at the time of filing of the Company’s Proxy Statement relating to its 2008 Annual Meeting of Unitholders.

Name	2009 Base Salary	2008 Bonus	Restricted Unit Grants	Option Grant
Michael C. Linn	$630,000	$1,325,000	278,165	n/a
Mark E. Ellis	$415,000	$500,000	112,660	135,765 options @ $15.95 exercise price
Kolja Rockov	$300,000	$300,000	73,540	88,625 options @ $15.95 exercise price
Arden L. Walker, Jr.	$260,000	$195,000	47,880	57,700 options @ $15.95 exercise price

(ii)             The Committee also approved a non-material amendment (“Amendment No. 1”) to the Company’s Amended and Restated Long-Term Incentive Plan  (“LTIP”) which conforms the definition of Change of Control in the LTIP to that used in the Company’s executive employment agreements.  Except for such amendment, the LTIP is substantially the same to that approved by the Company’s unitholders at the Company’s 2008 Annual Meeting of Unitholders.

(iii)             The Committee also approved revised forms of the Company’s Executive Option Grant Agreement and Executive Restricted Unit Grant Agreement (“Grant Agreements”) which, among other minor amendments, conform the definitions of “Cause”, “Good Reason” and “Disability” to those used in the Company’s executive employment agreements.  Except for such amendments, the Grant Agreements are substantially similar to the previously approved grant agreements.

(iv)             The Committee also approved a new form of Director Restricted Unit Grant Agreement (“Director Grant Agreement”), under which the Company may grant restricted units to the non-employee directors of the Company.  The Director Grant Agreement is subject to the provisions of the LTIP and provides for vesting of restricted units in three equal annual installments.  If (1) the director’s service is terminated by the Company without cause, (2) the director’s service is terminated as result of death or disability, or 3) there is a change of control (as defined in the LTIP, as amended), the grants will vest in full.

(v)             The Committee also approved a form of Indemnity Agreement to be entered into between the Company and each of its executive officers and directors (the “Indemnity Agreement”).  The rights provided in the Indemnity Agreement are in addition to those provided under Delaware law and the Company’s Second Amended and Restated Limited Liability Company Agreement, as amended, and include the following material provisions (i) indemnification of directors and officers to the fullest extent provided by law (with some limitations), (ii) advancement of related defense expenses prior to the final outcome of the claim; and (iii) procedures for claiming indemnification and expense advancement.

The foregoing descriptions of Amendment No. 1, the Grant Agreements, the Director Grant Agreement and the Indemnity Agreements do not purport to be complete and are qualified in their entirety by reference to Amendment No. 1, the Grant Agreements, the Director Grant Agreement, and each Indemnity Agreement, copies of each of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
LINN ENERGY, LLC

Date: February 9, 2009	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary